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                                                                         10.33.2

The Directors
Horizon Exploration Limited
6 Pembroke Road
Sevenoaks
Kent TN 13 I XR                                                  23 August 1994


Dear Sirs,

Further to our discussions, the Bank of N T Butterfield and Son Ltd (the Bank) is prepared to place at the disposal of Horizon Exploration Limited (the Company) revolving banking facilities (the Facility) subject to the following terms and conditions contained in this letter (the Facility Letter).

1.     Amount and Purpose

       The sum available under the Facility shall not exceed a gross maximum aggregate amount of L.3,500,000 (Three Million Five Hundred Thousand Pounds Sterling) outstanding at any one time or subject to availability, the equivalent in any other major currency other than Pounds Sterling, (the Alternative Currency) to provide the Company with:-

       a) Within the Facility Amount, a sub-limit of up to L.2,750,000 (Two Million Seven Hundred and Fifty Thousand Pounds Sterling) for:

              i) Subject to clause 2. hereof, the Company to repay its existing indebtedness, (the Indebtedness) to the National Westminster Bank Plc, 67 High Street, Sevenoaks, Kent, TN13 1LA (National Westminster Bank Plc); and

              ii) Financing on a contract by contract basis, (the Contract Finance) the costs and expenses (including the purchase price of the Goods as hereinafter defined) incurred by the Company in obtaining for the Buyer, (as hereinafter defined) marine seismic data pursuant to the terms and conditions of contracts (the Contracts) entered into between the Company and buyers acceptable to the Bank (the Buyers). Details of the Buyers are listed on Schedule I attached hereto and as amended from time to time. The services available for Contract Finance will be;

                     - sight/deferred payment (maximum 90 days) Irrevocable
                     Documentary Letters of    Credit (ILC's) to secure the
                     purchase of equipment and/or accessories (the Goods) to be installed by the Company on board chartered ships (the
                     Chartered    Ships) used by the Company to carry our
                     marine seismic work; and/or - Short fixed term advances (the Advances); and/or - acceptance credits (Acceptance Credits) for periods of up to 90 days; and/or - the revolving overdraft (the Contractual Overdraft)

                     The duration of the funding provided by the Bank for any of the above is determined by inter-alia the term of the Contract, the cash flow forecasts in
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                     respect of each Contract together with the anticipated
                     date of receipt by the Company of the proceeds payable by the Buyer under the terms of the Contract.

       b) Within the Facility Amount a sub-limit of up to L.500,000 (Five Hundred Thousand Pounds Sterling) for;

              i) Subject to clause 2. hereof, the Company to repay the Indebtedness to National Westminster Bank Plc; and

              ii) an overdraft (the General Overdraft) for financing the general working capital expenditure of the Company. A cheque book will be provided, for drawings made hereunder.

       c) Within the Facility Amount a sub-limit of up to L.250,000 (Two Hundred and Fifty Thousand Pounds Sterling) for issuing contractual bonds and guarantees (the Contractual Guarantees) required by the Buyers or potential Buyers in accordance with the terms of a Contract.

2.     First Drawdown/Repayment of the Company's Existing Facilities

       a) The first drawdown under the terms and conditions of this Facility Letter will be to repay the Indebtedness to National Westminster Bank Plc. Drawdown may only take place once the Bank has received an undertaking in writing addressed by National Westminster Bank Plc to the Bank to the effect that upon receipt by them, on an agreed date and time (the Settlement Date), of an amount which will repay in full the Indebtedness then outstanding in their books, they will immediately release all security held by them. The Bank will have to approve the form of the release (the Deed of Release) to be given by National Westminster Bank Plc.

       b) At the same time as National Westminster Bank Plc agree to release the security the Directors of the Company will be required to swear the appropriate Form 403A "Satisfaction of Charges" in order that the charge may be removed from the Company's charges register together with any other charges outstanding on the register at that time.

       c) The amount payable to National Westminster Bank Plc in settlement of the Company's existing indebtedness (the Settlement Amount) will be applied as follows once the Company has provided the Bank with the relevant information pursuant to iii) hereof;

              i) All amounts paid out by the Company in respect of current contracts (the Existing Contracts) prior to the Settlement Date, net of any monies received from the Buyer under the Contract will be debited to the respective Contract Account (as hereinafter defined in Schedule II).

              ii) The balance of the indebtedness after deducting (i) above will be debited to Account no. 2.





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       iii)          Once the Bank has been advised by National Westminster
                     Bank plc as to the Settlement Amount, the Bank will notify the Company of the same and to enable the Bank to apply the relevant amounts to the Contract Accounts the Company is to provide the Bank with the following;

                     a) A copy of each Contract together with their respective cash flow forecasts; and

                     b) The amount drawn under the terms of the facility with National Westminster Bank Plc in respect of each Contract together with details of any payments that have been received from the Buyer which will then provide a net debit balance outstanding in each case; and

                     c) Details of any invoiced amount which is due from the Buyer to the Company but not yet been received and/or any amounts which have been invoiced by the Company but not yet due for payment from the Buyer and/or the amounts expected from a Buyer once the Contract has been satisfactorily completed; and

                     d) For the Existing Contracts the Bank will require the following;

                            i) the consent of the Buyer to the assignment of the Contract proceeds; and

                            ii) assignment of the Contract proceeds in a form acceptable to the Bank; and

                            iii) Notice of assignment executed by the Company in a form acceptable to the Bank; and

                            iv) Acknowledgement from the Buyer of the Notice of Assignment in a form acceptable to the Bank.

                     Repayment of the amounts debited to the Contract Accounts (as hereinafter defined in Schedule II) and Account No. 2 is to be in accordance with Schedule II, clause MO6.

3.     Modus Operandi

       The Company shall comply with the operational terms and conditions of the Facility as issued by the Bank from time to time with the current terms and conditions being set out in Schedule II attached hereto, the contents of which form part of (and may be used in the interpretation of) this Facility Letter.





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       4.     Fees and Commissions

       The following fees and commissions will be levied by the Bank in respect of the services provided under the Facility and will be debited to Account No. 2. (as hereinafter defined in Schedule II).

       a)     ILC's (Import)

              i) Opening Commission: For the first 90 days validity or part thereof the rate will be 0.3125% calculated on the value of the ILC with a minimum charge of L.100.00. Any extension beyond the initial 90 days validity will be charged at a rate of 0.125% per month or part thereof calculated on the undrawn balance of the ILC.

              ii)    Amendments: For each amendment to an ILC a flat fee of
                     L.35.00 will be charged. If an amendment includes an increase in the value of the ILC and/or an extension to the then current validity, then either the opening commission and/or monthly extension commission rates will be applied.

              iii) Negotiation/Payment Commission: This will be calculated on the invoice value of the documents negotiated under an ILC at a rate of 0.125% flat with a minimum charge of L.35.00.

              iv) Acceptance Commission: This will be charged on the unexpired period of the bills/documents accepted by the Bank under a deferred payment ILC at a rate of 1.75% per annum with a minimum charge of L.35.00.

       b)     Contractual Guarantees

              i) For issuing Contractual Guarantees the Bank will charge 1.25% per annum on the value of the Contractual Guarantees with a minimum charge of L.100.00.

       c)     Facility Fee

              The Bank will charge an annual Facility Fee calculated on the aggregate of the sub-limits referred to in clause 1 a), b) and
              c), at a rate of 0.375% with the first such fee being payable by the Company on acceptance of this Facility Letter.

       d)     Commitment Fee

              On the first Banking Day of each calendar month the Bank will charge for the preceding calendar month, a Commitment Fee at a rate of 0.075% flat calculated on the aggregate from time to time of the unutilised balance of each of the sub-limits referred to in clause 1. a) b) and c) of this Facility Letter.

              The charging period will commence thirty days after the date of acceptance by the Company of the offer of the Facility and if the initial charging period shall start on any





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              day other than the first day of the calendar month, then the first Commitment Fee will be calculated on a pro-rata basis for such number of days pertaining thereto.

       e)     Administration Fee

              An Administration Fee calculated at a rate of 0.25% with a minimum of L.75.00 will be charged on any drawings made under the Facility by way of Acceptance Credits or Advances.

       f)     Additional Fees

              Fees and Commissions for other services available from the Bank but not mentioned herein will be levied at the Bank's standard tariff, details of which are available on request.

              Any charges incurred directly or indirectly by the Bank on behalf of the Company in relation to the Facility and the operation thereof including but not limited to telex, facsimile, courier, postage and all legal expenses including any legal costs incurred in the preparation of this Facility Letter and Security Documentation and registration of charge documents will be passed to the Company at cost.

              Fees and commissions incurred in an Alterative Currency will be converted to Pounds Sterling at an Alterative Currency/Pounds Sterling exchange rate exclusively determined by the Bank at the time that such charges are calculated.

5.     Interest Rates, Margins and Discount Charges

       a) In respect of Contract Finance the interest rates and margins to be levied by the Bank where applicable thereto will be as follows;

              i) Advances-: the rate will be the aggregate of the rate that the Bank is offered in the interbank market deposits of a similar amount in either Pounds Sterling or an Alternative Currency for periods of one, two, or three months (LIBOR) plus a margin of 2% per annum; and

              ii) Contractual Overdraft-: the rate will be the aggregate of the rate that the Bank is offered in the interbank market deposits of up to L.50,000 (Fifty Thousand Pounds Sterling) or the Alterative Currency equivalent for one week plus a margin of 2% per annum.

              iii) Acceptance Credits-: the rate will be the aggregate of LIBOR plus a margin of 1.75% per annum.

              iv) Discounting ILC Acceptances-: where the Bank is prepared to discount the sum due to a supplier under a deferred payment ILC, the discount charge will be based on a rate which is equal to the rate that the Bank is offered in the interbank market deposits of a similar amount and period to that of the ILC Acceptance





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                     (as hereinafter defined in Schedule II) in either Pounds
                     Sterling or Alternative Currency plus a margin of 1.50% per annum.

      Interest accrued under a i) and ii) hereof will be debited to Account No. 2 on the last Banking Day of the then current calendar month or the first Banking Day of the succeeding calendar month.

       The interest payable for the relevant period under a iii) and iv) hereof will be debited to Account 2 on the Banking day on which the Company draws on an Acceptance Credit or requests the discounting of an ILC Acceptance.

       b) On Account No. 2, ( as defined in Schedule II) interest will be calculated on the daily debit balance outstanding at a rate equivalent to 2.2596 per annum above LIBOR.

       c) In the event that any amount payable by the Company to the Bank under the terms and conditions of the Facility becomes past due, then the Company will be charged additional interest on such past due amount at a rate of 5% p.a. (five per cent per annum) above LIBOR calculated from the date that such amount originally became due until receipt by the Bank of cleared funds.

              The Bank's certificate as to the amount of additional interest shall be conclusive save for manifest error.

       d) The calculation of interest or discount charges in Pounds Sterling will be based on a 365 day year and in the case of Alternative Currencies, on a 360 day year.

              "A Banking Day" shall be a day (excluding Saturdays) when banks in London are open for all banking business.

6.     Conditions Precedent

       The Facility will become available to the Company upon receipt by the Bank of the following in a form and substance which is acceptable to the Bank and its legal advisers:

       a) The duplicate of this Facility Lender duly signed by authorised officers accepting on behalf of the Company the terms and conditions of the Facility; and

       b) A copy, certified as true and accurate by a Director or the Company Secretary of a resolution of the Company's Board of Directors agreeing to accept the Facility and authorising an officer or officers of the Company to sign the enclosed copy of this Facility Letter, the Security Documentation, any ancillary documentation related thereto and also execute any other notices, advices and instructions whatsoever which from time to time may be issued or provided under the Facility; and

       c) A written undertaking addressed to the Bank from National Westminster Bank Plc agreeing to release the security held by them upon receipt of funds from the Bank the amount of which will repay the Indebtedness; and





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       d)     A Deed of Release in the agreed form in respect of any of the security held by National Westminster Bank Plc; and

       e) A copy of Form 403A signed by the Directors re Satisfaction of the Charges held by National Westminster Bank Plc; and

       f) A copy certified as true and accurate by a Director or the Company Secretary of all the current charter agreements entered into by the Company for the Chartered Ships; and

       g) Copies, certified as being true and accurate by a Director or the Company Secretary, of the Existing Contracts together with documentation referred to in clause 2. c) sub section iii) b) i)
              ii) iii) and iv).

       h)     The Security Documentation pursuant to clause 7 sub paragraphs
              a), b), c), g), h), i) j) and k); and

       For the purpose of this Facility the Bank will rely upon the certified copy of the Company's Memorandum and Articles of Association, Certificate of Incorporation, Bank Services Agreement, Resolution, General Conditions, Signature Mandate and Customer Information Sheet currently held by the Bank.

       No utilisation of the Facility may be requested by the Company if an Event of Default or Potential Event of Default (as defined in clause 15) shall have occurred which has not been expressly waived by the Bank in writing or which has not been remedied to the Bank's satisfaction or would result from such utilisation.

7.     Security

       As continuing security for all the Company's liabilities to the Bank, the Bank will require the following (the Security Documentation):

       a) The Fixed and Floating Charge in the form of Schedule III attached; and

       b) A Lever of Hypothecation and Pledge in the form of Schedule IV attached; and

       c)     Set Off and Charge in the Form of Schedule V attached; and

       d) A Counter Indemnity in the form of Schedule VI attached to be given by the Company to the Bank on each occasion that a Contractual Guarantee is to be issued; and

       e) All title documents including but not limited to Bills of Lading (the Title Documents) are to be in a form and substance which can convey to the Bank in the first instance, good title to the underlying Goods. In order that the Bank may perfect its security, the Title Documents, a full set of which are to be delivered to the Bank, must clearly state that the Goods are consigned "to order" and endorsed by the shipper (or by their appointed agent) to the order of "the Bank of N T Butterfield & Son Ltd". Alternatively, the Title Documents can show the consignee as "The Bank of N T Butterfield & Son Ltd"; and

       f) Where the Company has purchased the Goods and Title Documents are provided, the Company will be required to deliver to the Bank prior to release of the original documents including the Title Documents, a Trust Receipt in the form of Schedule VII attached; and

       g) The guarantee of Exploration Holdings Limited (the Guarantor) in the form of Schedule VIII attached together with the appropriate resolution of the Guarantor's Board of Directors in a form acceptable to the Bank; and

       h) The guarantee of Seismic Exploration Limited (the IOM Guarantor) in the form of Schedule IX attached supported by a Third Party Charge in a form acceptable to the Bank over Panamanian registered "M/V Caribbean Horizon" together with the appropriate resolution of the IOM Guarantors Board of Directors in a form acceptable to the Bank; and

       i) A Legal opinion addressed to the Bank in a form acceptable to the Bank confirming the validity and enforceability of the IOM Guarantee and Third Party Charge; and.

       j) The Company is to arrange for Key-Man assurance (the Key-Man Assurance Policies) to be issued on terms satisfactory to the Bank on the lives of Mr G Harrision, Mr N Campbell and Mr G Purdie for not less than L.250,000 (Two Hundred and Fifty Thousand Pounds Sterling) each and for a term of at least five years and to execute in each case, an assignment in a form acceptable to the Bank assigning to the Bank the respective Key-Man Assurance Policies; and

       k) Documentary evidence in respect of insurances referred to in clause 9 c) and written notice or acknowledgement addressed by the relevant insurance company to the Bank confirming that the Bank is noted as 'first lost payee' in respect of any and all claims payable under these policies; and

       l) Prior to requesting a drawdown for each Contract, which shall include a clause permitting assignment of the Contract proceeds, the company is to deliver to the Bank a copy of the Contract, certified as being a true copy by a Director of the Company or the Company Secretary together with the cash flow forecasts for the Contract plus the following;

              i) An Assignment in a form acceptable to the Bank of the amounts payable by the Buyer under the Contract; and

              ii) A Notice of Assignment in a form acceptable to the Bank signed by the Buyer; and

              iii) An acknowledgement of the Assignment in a form acceptable to the Bank signed by the Buyer; and

       m)     A Letter of Comfort in the form or substantially in the form of
              Schedule X attached; and

       n) A copy of this Facility Letter signed by the Guarantor and the IOM Guarantor.





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
       The Security Documentation referred to in sub clause d), e), f) and l) hereof is transactional related and as such will be required from time to time with reference thereto included in the Modus Operandi.

8.     Representations. Warranties and Undertakings

       In accepting this Facility Letter the Company represents, warrants and undertakes that now and so long as any amount remains to be drawn or remains outstanding or any interest, fees, costs, expenses or any other liabilities actual or contingent remain due or may become due to the Bank hereunder, that:

       a) The Company is duly incorporated and validly existing under the laws of England and has all the necessary powers to enter into and comply with the terms and conditions of this Facility Letter and furthermore the Company has complied with all material, statutory and other requirements (legal or otherwise) relative to its business; and

       b) The Company's total borrowings and liabilities actual or contingent, including any sums outstanding hereunder, are within its powers under its Memorandum and Articles of Association; and

       c) All official consents and or approvals required to accept the Facility have been obtained and are in full force and effect and the Company is not by the acceptance of the Facility, contravening any existing applicable law or regulation or any contractual or other restriction or limitation binding on the Company; and

       d) There are no actions, suits or proceedings pending against the Company nor to the Company's knowledge after due enquiry, threatened against the Company or any of its assets or revenues which could or might have a material adverse effect on the financial condition or otherwise of the Company; and

       e) The Company will promptly advise and inform the Bank on becoming aware of any Event of Default or Potential Event of Default as defined in Clause 16; and

       f) Since the date of the last audited accounts for the Company (copies of which have been delivered to the Bank) to the best of the Company's knowledge there have been no material or adverse changes in the business, assets or financial condition; and

       g) The Company's obligations hereunder will at all times, during the term of the Facility, rank in priority to all existing and/or future indebtedness or commitments other than those commitments which by law will automatically rank in priority; and

       h) All the information supplied to the Bank in connection with the negotiation and preparation of the terms of the Facility is to the best of the Company's knowledge true and correct and not misleading and furthermore the Company has disclosed everything which the Bank could reasonably expect the Company to consider to be material in connection herewith.





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       The Representations, Warranties and Undertakings will be deemed to be repeated by the Company on and as of each drawing under the Facility as if made with references to the facts and circumstances existing at such respective date.

9.     Covenants

       So long as amounts remain outstanding or remain to be drawn under the Facility the Company shall:

       a) Not create or permit to arise any mortgage, debenture, charge, pledge lien or any other encumbrance or security whatsoever over any part of the Company's present or future undertaking, assets or revenues other than the charge dated 25 August 1993 in a favour of Marley Water Proofing Limited without the Bank's prior written consent, which shall not be unreasonably withheld; and

       b) Notify the Bank in writing of any material change in the nature of the Company's business as carried on at the date hereof which may involve acquisition, disposal or otherwise, of the whole or any substantial part of the Company's undertaking, property, assets or except for stock in trade; and

       c) Ensure that insurances on and in relation to the Company's business and assets are maintained with reputable underwriters or Insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by the Company and the Bank's interests noted thereon; and

       d) Not, without prior written consent from the Bank which shall not be unreasonably withheld, make any fundamental changes whatsoever to the Company's Memorandum and Articles of Association; and

       e) Not without the prior written consent from the Bank make or grant any loan or give any credit to any person other than normal trade credit; and

       f) Enter into negotiations with the Bank in the event that the Bank's legal advisors recommend that the existing security be amended and/or that the Bank should seek additional security, to secure the Company's liabilities hereunder and provide such additional security as may be required; and

       g) Except under this Facility, borrow or raise any money or incur any credit or give any guarantees, indemnities or other assurances against financial loss other than lease or hire purchase agreements entered into from time to time by the Company for the purchase of capital equipment or office premises and/or the chartering of Chartered Ships which are to be used the Company in carrying out work pursuant to the terms of a Contract; and

       h) Sell transfer lend or otherwise dispose of all or any part of your present or future undertaking assets, rights or revenues (whether transactions are related or not) without the Bank's prior written consent which shall not be unreasonably withheld; and





                                       10
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       i)     You will permit the Bank or its representatives and/or advisers to have full access to the Chartered Ships; and

       j) Agree to provide the Bank with such additional financial information as it may reasonably request in connection with the Facility.

10.    Financial Reporting Requirements

       The Company is required to deliver to or obtain for the Bank the following financial information;

       a) On a Monthly basis and within seven Banking Days of the last Banking Day in the preceding calendar month;

              i) Management Accounts plus up to date cash flow forecasts to each Contract where applicable; and

              ii)    Aged debtors and creditors analysis.

       b) Within twenty one days of the end of each quarterly trading period;

              i) Management prepared profit and loss account and balance sheet; and

       c) Within thirty days of the end of each six month accounting period;

              i) Projected cash flow forecasts for the next six months trading; and

       d)     Within Ninety days of each financial year end;

              i) two copies of the Company's Annual Audited Report and Accounts together with a certificate of compliance signed by the Company Secretary or the Company's auditors; and

              ii) Cash flow forecasts and budgets for the next twelve months trading; and

              iii) Copies of the Audited Report and Accounts (where applicable) for the Guarantor.

11.    Indemnity

       a) All costs, charges and expenses (including United Kingdom Value Added Tax), incurred by the Bank in respect of the Facility or in suing for or recovering any sum due to the Bank hereunder including but not limited to, legal costs, shall be for the Company's account in each case on a full indemnity basis, and payable by the Company on receipt of the Bank's first written demand, which shall be conclusive save for manifest error.

       b) Without limitation to such rights as the Bank may have under the Facility and without prejudice to any of the Bank's other rights under any indemnities, guarantees or security, the Company hereby unconditionally and irrevocably undertakes to indemnify the Bank





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
              against all liabilities, losses, claims, costs and expenses of whatever nature (including the cost of any investment currency the Bank may be required to buy and any exchange control premiums or any penalties or other expenditure) which may result or which the Bank may suffer, incur or sustain directly or indirectly under or in respect of the Facility inter-alia by reason of the failure by the Company to perform any of the obligations hereunder, including without limitation any failure to procure any other party to fulfill any obligations or satisfy any liabilities directly or indirectly under or in connection with the Facility.

       c) This Indemnity shall be irrevocable and shall remain in full force and effect until the Company's liabilities actual or contingent in connection with the Facility have been discharged or otherwise satisfied in full, and shall extend to all extensions renewals, increases or replacements of the Facility and is in addition to and shall not prejudice or affect any other security or right or remedy available to the Bank and shall not be prejudiced or affected thereby or by the Bank giving time or compounding with or granting indulgence or other relief to any other person or party or by the Bank failing to comply with any formal or other legal requirements or the exercise of statutory or other remedies relating to the same or any other matter or thing which but for this provision might exonerate the Company.

12.    Payments and Taxes

       Any payments due to the Bank hereunder are to be made without counter-claim and clear of and without deduction for, or on account of, any present or future taxes, levies, imposts, duties, deductions, withholdings or other charges of whatsoever nature imposed or levied in or on behalf of any authorities (governmental or otherwise). In the event that a payment is reduced the Bank will require a payment from the Company covering such reduction which will then enable the Bank to receive an amount equal to the full amount which the Bank would have received had no such deduction been made.

       No payment to the Bank under this Facility Letter pursuant to any judgement or order of any court or otherwise shall operate to discharge the obligations of the Company in respect of which it was made unless and until payment shall have been received in Pounds Sterling or an Alternative Currency: and to the extent that the amount of any such payment shall on actual conversion into Pounds Sterling or an Alternative Currency, the Bank shall have a further and separate course of action against the Company for the recovery of such sum as shall after conversion into Pounds Sterling or Alternative Currency be equal to the amount of the shortfall.

13.    Reserve Requirement

       In the event of change in existing laws, regulations or directives to which the Bank may be subjected or in the interpretation or application thereof, or the introduction of any new law, regulation or directive to which the Bank may be subjected, which has the effect of reducing the return to the Bank in performing any of the services hereunder, the Bank reserves the right to alter the basis on which interest, fees and commissions are charged under the Facility so as to compensate for such reduced return. The Bank will wherever possible notify the Company in writing prior to any changes being implemented.





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
14.    The Bank's Right of Set-Off and Consolidation

       It is hereby agreed and declared that in addition to any right of set-off or other similar right to which the Bank may be entitled by law, the Bank may at any time and without notice to the Company combine and consolidate all or any accounts between the Company and the Bank and/or set-off any moneys whatsoever and whether on current account or deposit account and whether in Pounds Sterling or in an Alternative Currency which the Bank may at any time hold for the account of the Company against any liabilities whatsoever whether such liabilities are actual or contingent and whether owed as principal or surety.

15.    Events of Default

       Notwithstanding anything herein contained and without limitation to the Bank's rights hereunder the Bank shall on the occurrence of any of the following events of default be entitled to terminate the Facility and demand from the Company either, immediate repayment of or full cash cover for all the Company's liabilities then outstanding (actual or contingent) hereunder. At the same time the Bank will require a payment from the Company for any losses and expenses (including loss of profit) incurred or suffered by the Bank in consequence of an Event of Default. The Bank's certificate as to the amount of such losses and expenses shall be conclusive save for manifest error.

       a)     Each of the following shall be an Event of Default namely:

              i) If the Company defaults in the payment of any monies which may become due to the Bank or there shall be any breach by the Company of the terms and conditions of the Facility or any other facility letter, guarantee, security agreement, document or other obligation which the Company may, from time to time have with the Bank, its associates or subsidiaries; or

              ii) If any representation warranty undertaking or covenant from time to time made or deemed to have been made by the Company to the Bank, its associates or subsidiaries is incorrect or misleading or if any of the terms and conditions of the Facility or any other obligation or liability of the Company to the Bank, its associates or subsidiaries is not fulfilled; or,

              iii) If the Company or the Guarantor or the IOM Guarantor defaults or receives notice of default under any trust, deed, debenture, loan agreement, guarantee (which expression shall include all contingent liabilities undertaken in respect of the obligations or liabilities of any third party including all guarantees, indemnities, bonds or instruments of suretyship whether constituting primary or secondary obligations or liabilities whatsoever their designation) or if money payable thereunder becomes due and is not paid on or before the due date or if any surety created by the Company becomes enforceable; or

              iv) If a petition is presented or any order made or a resolution passed for the winding up of the Company, or if the Company is dissolved or a notice is issued concerning a meeting for the purpose of passing any such resolution or a resolution to reduce or redeem all or any part of the Company's issued share capital or of considering whether any and if so what measures should be taken to deal with the situation referred to in Section 142 of the Companies Act 1985 (or any mandatory or statutory re-enactment thereof) or if the Company ceases or threatens to cease to carry on its business or any substantial part thereof in the normal course, save in any such case for the purpose of and followed within six months by an amalgamation or reconstruction not involving or arising out of insolvency on terms previously approved by the Bank in writing; or

              v) If any encumbrance shall take possession or a receiver, trustee, administrative receiver, administrator or similar officer shall be appointed to the whole or any part of the Company's undertaking, property or assets or if any judgement or order made against the Company is not complied with within seven days or if any execution, distress, or other process be levied or enforced upon or sued out against any of the Company's property, assets or revenues; or

              vi) If the Company becomes or is deemed to be unable to pay debts as and when they fall due whether within the meaning of Section 518 of the Companies Act 1985 (or any mandatory or statutory re-enactment thereof) or otherwise or if a notice is issued convening a meeting of or the Company proposes to enter into any composition or arrangement with its creditors or agrees or declares a moratorium in respect of any of its debts or stops payment or if notice is given to the nominee referred to in Part I of the Insolvency Act 1986 (or mandatory or statutory re-enactment thereof) of an intended proposal for any such voluntary arrangement in that part of the Act or if a substantial part of the Company's business property assets or capital is nationalised, seized or appropriated; or

              vii) If there is at any time a change in the voting control of the Company which the Bank considers material or if without the Bank's prior written consent control of the Company should pass to any person or group of persons (as defined in Section 839 of the Income and Corporation Taxes Act 1988) (or any mandatory or statutory re-enactment thereof) or institution or group of institutions not having control at the date hereof; or

              viii) If any material provision of this Facility Letter or any security given in respect thereof ceases in any respect to be in full force and effect or to be continuing or is purported to be determined or becomes in jeopardy or is invalid or unenforceable; or

              ix) If any suspension of payments is filed by the Company under any applicable bankruptcy law or similar statute; or

              x) If any waiver of consent, (governmental or otherwise), required for the validity enforceability or performance of the Facility is for any reason is not provided or is withdrawn or ceases to be in full force and effect; or

              xi) If the Bank considers that the Company's financial position is deteriorating or has deteriorated so as to place in jeopardy the repayment of any amounts which will become due or outstanding hereunder.

       b) The Company will immediately notify the Bank in writing of the occurrence of any Event of Default (with the exception of Clause 15 a) xi. above). No failure or delay on the Bank's part in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right preclude its further exercise.

       c) Any of the events described in clause 15 a) above which occur in relation to the Guarantor or the IOM Guarantor or to any present or future holding company, and/or subsidiaries as defined in
              Section 736 of the Companies Act 1985 (or any mandatory or statutory re-enactment thereof) which has a material and/or adverse effect (financial or otherwise) will also be deemed to be an Event of Default.

       d) For the purpose of this Facility Letter, Potential Event of Default shall mean any event which with the giving of notice and/or lapse of time and/or making any determination by the Bank would constitute an Event of Default.

16.    Notices

       All notices, requests, demands or other communications to or upon the respective parties to the Facility shall be in writing delivered personally or by first class prepaid letter, telex or telefax and shall be deemed to have been duly given or made when delivered personally or by letter (or by telex or telefax) to the other party at its address set out above or at such other address as the party concerned may hereafter specify to the other in writing (or in the case of telex or telefax to the published number of the addressee). Posted letters shall be deemed to have been delivered twenty-four hours after posting (Saturdays, Sundays and Public Holidays excepted) and telexes and telefaxes shall be deemed to have been despatched during business hours and if they are not so despatched, at the opening of business on the next following Banking Day.

17.    General

       a) In this Facility Letter words importing the singular include the plural and vice versa.

       b) Nothing contained in this Facility Letter shall restrict the operation of any general lien, right of set-off or any other rights or remedies whatsoever which the Bank may have whether by law or otherwise.

       c) In the event that any provisions under this Facility Letter or the Security Documentation should be or become ineffective in whole or in part, the remaining provisions shall not be affected in any way.

       d) No failure to exercise and no delay in exercising by the Bank of any right, power or privilege under this Facility Letter shall operate as a waiver thereof nor shall any single or partial exercise of any such right preclude in further exercise. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

       e) The headings to clauses are for convenience only and have no legal effect.

18.    Expiry/Review Date of the Facility

       a) It is to be understood that whilst the Bank reserves the right to terminate the Facility where an Event of Default or Potential Event of Default occurs pursuant to Clause 15 hereof, it is the Bank's present intention that the Facility will remain available to the Company until 31st July 1995 (the Expiry Date).

       b) In the event that the Company does not receive from the Bank, at least one month prior to the Expiry Date, written notice confirming inter-alia that the Facility has been extended for a further period then the Facility shall be deemed to have been cancelled. The then current obligations and liabilities outstanding at the Expiry Date will unless the Company is in default pursuant to clause 15 hereof, be repayable in accordance with the terms and conditions of the Facility. After such date no new ILC applications will be processed and/or new drawings permitted.

       c) The Bank's certificate as to the amount due pursuant to b) hereof and repayment dates thereof will be sent to the Company and shall be conclusive save for manifest error.

19.    Assignment

       The Bank shall be entitled to assign and/or transfer all or part of its interest in the Facility and Security Documentation to any one or more banks or financial institutions at any time at the Bank's sole discretion and thereafter reference to the Bank throughout the Facility shall be deemed to include such assignees.

       The Company cannot assign its rights and obligations under the Facility without the Bank's prior written consent.

20.    Applicable Law

       This Facility Letter shall be deemed to be made under and shall be construed in accordance with and governed in all respects by English law with jurisdiction in the courts of England and Wales but the Facility may be enforced in any court of competent jurisdiction selected by the Bank.

21.    Acceptance

       The offer of the Facility will remain open for a period of one month from the date hereof and the Bank duly requests the Company to confirm its acceptance in accordance with Clause 7. Conditions Precedent. In the event that the Company's acceptance is not received by the Bank within the time specified, then the offer will lapse.

The Bank is pleased to have arranged the Facility and trusts it will operate to our mutual satisfaction.


Yours faithfully,
for and on behalf of
Bank of N T Butterfield & Son Ltd

/s/ [illegible signatures]                      /s/ [illegible signatures]


Authorised Signature                                        Authorised Signature

IMPORTANT NOTICE

This offer creates legal obligations which will be binding upon the Company and the Company is advised to obtain appropriate legal advice. By the Company's acceptance of this offer the Company confirms that it has been advised by the Bank to take independent legal advice regarding the contents of this offer and, whether or not the Company has followed this advice, the Company accepts this offer with full knowledge and understanding of its meaning and effect.

                                ----------------



We, Horizon Exploration Limited, hereby accept and agree to abide by the terms and conditions of the Facility as detailed herein.



                     /s/ G.M. Harrison
for and on behalf of /s/ Neil A.M. Campbell
HORIZON EXPLORATION LIMITED                                 DATE:

(Signed pursuant to the Board Resolution dated 30th August 1994 a certified copy of which is attached hereto.)


As Guarantor, we Exploration Holdings Limited hereby acknowledge the terms and conditions of the Facility contained herein.



                     /s/ G.M. Harrison
for and on behalf of        /s/ Neil A.M. Campbell
EXPLORATION MOLDINGS LIMITED                                DATE:




As Guarantor, we Seismic Exploration Limited hereby acknowledge the terms and conditions of the Facility contained herein.



for and on behalf of /s/ G.M. Harrison
SEISMIC EXPLORATION LIMITED                                 DATE: